Exhibit 23(b) - Consent of Ernst & Young LLP, Independent Auditors


We consent to the reference to our firm under the caption "Independent Auditors" in the Statement of Additional Information incorporated by reference from registration statement (Form N-4 No. 333-16501) filed with the Securities and Exchange Commission contemporaneously with this registration statement. We also consent to the use of our report dated January 24, 1997, with respect to the financial statements of First Golden American Life Insurance Company of New York, and to the reference to our firm under the captions "Experts" and "Financial Statements" in the Prospectuses included in this Amendment No. 2 to the Registration Statement (Form S-1 No. 333-16279) of First Golden American Life Insurance Company of New York.

Our audit also included the financial statement schedule of First Golden American Life Insurance Company of New York included in Item 16(b)(2). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audit. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.


                                                 /s/Ernst & Young LLP


Des Moines, Iowa
May 1, 1997